Exhibit 99.1

Speedus Announces Second Quarter 2003 Results

PR Newswire -- August 18, 2003


     NEW YORK, Aug. 18 /PRNewswire-FirstCall/ -- Speedus Corp. (Nasdaq: SPDE) today announced a loss before depreciation and amortization of $6.9 million for the six months ended June 30, 2003 compared to a loss of $1.6 million for the six months ended June 30, 2002. The net loss for the six months ended June 30, 2003 was $7.3 million, or $0.44 per share on a fully diluted basis, compared to a loss of $6.5 million, or $0.35 per share on a fully diluted basis, for the six months ended June 30, 2002.


     For the quarter ended June 30, 2003, the Company reported a loss before depreciation and amortization of $5.7 million compared to a loss of $0.2 million for the quarter ended June 30, 2002. The net loss for the quarter ended June 30, 2003 was $5.9 million, or $0.36 per share on a fully diluted basis, compared to a loss of $4.5 million, or $0.25 per share on a fully diluted basis, for the quarter ended June 30, 2002.


     The results for these periods were primarily driven by decreases in investment income, net of a decrease in depreciation and amortization. Investment income amounted to gains of $1.0 million for the 2002 periods compared to losses of $4.5 million for the 2003 periods. The 2002 periods included a non-cash charge of $3.6 million for property and equipment taken out of service.


     For the six months ended June 30, 2003 and 2002, total operating expenses, before depreciation and amortization, amounted to approximately $2.9 million in each period. However, net of increases aggregating $0.9 million as a result of the inclusion of F&B Gudtfood and Zargis Medical operations since the dates of acquisition in May 2002 and February 2003, respectively, total operating expenses, before depreciation and amortization, decreased $0.9 million primarily as a result of the continuation of cost cutting measures and a decrease in legal expenses.


     During 2003 to date, the Company continued to invest in Zargis Medical. The Company made additional investments of $1.25 million and $2 million in February and July 2003, respectively, achieving a controlling interest in Zargis Medical in February. In May 2003, Zargis Medical submitted a PreMarket Notification, 510(k), application to the Food and Drug Administration, for clearance to market its Zargis Acoustic CardioScan (ZAC) System in the United States. Zargis was awarded a core patent by the United States Patent and Trademark Office in June 2003 for the technology utilized by the ZAC System. Zargis has applied for 6 additional U.S. patents. Zargis hopes to receive FDA clearance of the ZACS System by the end of 2003. If Zargis obtains required FDA approval by December 1, 2003 to begin marketing its medical device, the Company has agreed to invest an additional $2 million in Zargis.


     Additional information on Speedus Corp. and its services is available at www.speedus.com or by calling 718.567.4300.


     For additional information on Zargis Medical, please visit their website at www.zargis.com.


     For additional information on F&B Gudtfood, please visit their website at www.gudtfood.com.



     Statements contained herein that are not historical facts, including but not limited to statements about the Company's product, corporate identity and focus, may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, the continuing development of the Company's sales, marketing and support efforts.


     These financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company's 2002 audited consolidated financial statements and notes thereto on Form 10-K and quarterly reports on Form 10-Q. Operating results for the quarter and six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.


CONTACT: Thomas M. Finn of Speedus Corp.; 718.567.4398; tfinn@speedus.com


                               SPEEDUS CORP.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)

                                Three Months Ended         Six months ended
                                     June 30,                  June 30,
                                2003         2002         2003         2002

   Revenues                  $204,267     $325,610     $374,074     $560,174

   Expenses:
     Selling, general
      and administrative    1,148,804      990,140    2,075,387    2,043,244
     Research and
      development             422,723      266,823      757,667      483,184
     Depreciation and
      amortization            260,245    4,264,746      475,613    4,924,529
     Cost of sales             79,481      213,089      127,781      418,361
     Total operating
      expenses              1,911,253    5,734,798    3,436,448    7,869,318

   Operating loss          (1,706,986)  (5,409,188)  (3,062,374)  (7,309,144)

   Investment
    income/(loss)          (4,450,651)   1,019,358   (4,498,181)   1,019,872
   Equity in loss of
    associated company              0     (135,921)     (92,996)    (217,849)
   Minority interest          224,680       22,784      305,931       22,784

   Net loss               $(5,932,957) $(4,502,967) $(7,347,620) $(6,484,337)


   Per share:
   Basic loss per common
    share                      $(0.36)      $(0.25)      $(0.44)      $(0.35)
   Weighted average
    common shares
    outstanding            16,623,149   18,076,408   16,752,374   18,491,203

   Diluted loss per
    common share               $(0.36)      $(0.25)      $(0.44)      $(0.35)
   Weighted average
    common shares
    outstanding            16,623,149   18,076,408   16,752,374   18,491,203


                               SPEEDUS CORP.
                        CONSOLIDATED BALANCE SHEETS

                                                 June 30,       December 31,
                                                   2003             2002
                                               (unaudited)
                 ASSETS
   Current assets:
     Cash and cash equivalents                $26,586,405       $33,052,815
     Marketable securities                        107,004           879,194
     Due from broker                           12,420,410        11,728,880
     Accounts and other receivables                42,500            40,099
     Prepaid expenses and other                    88,800            17,488
     Total current assets                      39,245,119        45,718,476
   Property and equipment, net of
    accumulated depreciation of
    $1,904,444 and $2,015,662                     667,861           819,714
   Other intangible assets, net of
    accumulated amortization of
    $678,758 and $418,929                       1,872,250         1,651,071
   Goodwill                                       890,356         1,760,106
   Other assets                                   270,718           297,544
     Total assets                             $42,946,304       $50,246,911

        LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable                            $231,974          $228,144
     Accrued liabilities                        1,553,873         1,734,252
     Securities sold and not purchased         15,878,594        14,212,566
     Other current liabilities                     66,352            62,336
     Total current liabilities                 17,730,793        16,237,298

   Minority interest                              731,019         1,591,557

   Commitments and Contingencies                       --                --

   Stockholders' equity:
     Common stock ($.01 par value;
      50,000,000 shares authorized;
      21,428,588 shares issued                    214,286           213,848
     Preferred stock ($.01 par value;
      20,000,000 shares authorized):
      Series A Junior Participating ($.01
      par value; 4,000 shares authorized;
      no shares issued and outstanding)                --                --
     Additional paid-in-capital                90,332,745        90,289,432
     Treasury stock (at cost;
      5,052,449 and 4,418,577 shares)          (5,001,473)       (4,371,778)
     Accumulated deficit                      (61,061,066)      (53,713,446)
     Stockholders' equity                      24,484,492        32,418,056
     Total liabilities and
      stockholders' equity                    $42,946,304       $50,246,911